                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               BE AEROSPACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               BE AEROSPACE, INC.
                           1400 CORPORATE CENTER WAY
                           WELLINGTON, FLORIDA 33414

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                           TO BE HELD AUGUST 26, 2002

     Notice is hereby given that the Annual Meeting of Stockholders of BE Aerospace, Inc. will be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 A.M. on Monday, August 26, 2002 for the following purposes:

          1. To elect two Class II directors;

          2. To consider and act upon a proposal to amend the 2001 Stock Option Plan by increasing the aggregate number of shares available for grant thereunder by 300,000 shares;

          3. To consider and act upon a proposal to amend the 1994 Employee Stock Purchase Plan by increasing the number of shares available for issuance thereunder by 500,000 shares;

          4. To consider and act upon a proposal to adopt the MacBride Principles; and

          5. To transact any other business that may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on June 28, 2002 are entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          EDMUND J. MORIARTY
                                          Secretary

July 10, 2002

                          FORWARD-LOOKING INFORMATION

This Proxy Statement contains certain forward-looking statements and information relating to the Company and its operations, governance and policies and procedures that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Proxy Statement, words such as "anticipate", "believe", "conclude", "estimate", "expect", and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and as a result are subject to certain risks, uncertainties and assumptions. Should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, concluded, estimated or expected. Further information about these matters can be found in the Company's other Securities and Exchange Commission filings. The Company does not intend to update these forward-looking statements.

                               BE AEROSPACE, INC.

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 26, 2002

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JULY 12, 2002.

     The enclosed form of proxy is solicited on behalf of the Board of Directors of BE Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 A.M. on Monday, August 26, 2002 or at any adjournment thereof (the "Meeting"). A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date; (ii) by otherwise delivering a written revocation to the Secretary of the Company; or (iii) by attending the Meeting and voting the shares represented by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other shareholders. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in such solicitation for a fee of $5,000 plus expenses. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), at the close of business on June 28, 2002 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had 35,690,534 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

     Consistent with Delaware state law and the Company's by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposal Nos. 2, 3 and 4 of the accompanying Notice of Annual Meeting. The inspector of election will count the total number of votes cast "for" approval of Proposal Nos. 2, 3 and 4 for purposes of determining whether sufficient affirmative votes have been cast.

     The inspector of election will count shares represented by proxies that withhold authority to vote either for the nominees for election as a director or for Proposal Nos. 2, 3 and 4 or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the election of directors or Proposals 2, 3 and 4.

     The Annual Report to Stockholders for the Company's fiscal year ended February 23, 2002 accompanies this proxy statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, each of whom is now a director of the Company, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each as nearly equal in number as possible, so that each director (in certain circumstances after a transitional period) will serve for three years, with one class of directors being elected each year.

     The nominees are the two directors currently designated as Class II Directors, whose terms expire at the Meeting, and until their respective successors are elected and shall qualify to serve. The enclosed proxy cannot be voted for a greater number of persons than two.

     If Proposal No. 1 is approved, Messrs. Robert J. Khoury and Jonathan M. Schofield will be elected as Class II Directors for a term of three years, expiring at the 2005 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

     The Company expects that Messrs. Khoury and Schofield will be able to serve, but if either is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

     Set forth below is the business experience of, and certain other information regarding, the two director nominees and the other current directors of the Company.

DIRECTOR NOMINEES

              NAME, AGE (AS OF JUNE 7, 2002),
                  BUSINESS EXPERIENCE AND                      DIRECTOR
                   CURRENT DIRECTORSHIPS                        SINCE
              -------------------------------                  --------
ROBERT J. KHOURY, 60........................................     1987
  Mr. Khoury has been a Director of the Company since July
  1987, when he co-founded the Company. He currently serves
  as President and Chief Executive Officer. From April 1996
  through August 2000, he served as Vice Chairman. Mr.
  Khoury is a board member of Mar-Test, Inc., a leading test lab for low cycle fatigue testing. Mr. Khoury is the
  brother of Amin J. Khoury.

JONATHAN M. SCHOFIELD, 61...................................     2001
  Mr. Schofield has been a Director of the Company since
  April 2001. Mr. Schofield recently retired from Airbus
  Industrie of North America, Inc., a subsidiary of Airbus
  Industrie, a manufacturer of large civil aircraft. From
  December 1992 through February 2000, Mr. Schofield served
  as Airbus Industrie of North America Chairman of the Board
  and CEO, and served as Chairman from February 2000 until
  his retirement in March 2001. From 1989 until he joined
  Airbus, Mr. Schofield was President of United Technologies
  International Corporation. Mr. Schofield serves on the
  Board of Overseers for the University of Connecticut's
  School of Business Administration, and presently sits on
  the Boards of Aviall, Inc., SS&C Technologies, Inc., and
  FlightTime Corporation.

CURRENT DIRECTORS

              NAME, AGE (AS OF JUNE 7, 2002),
                  BUSINESS EXPERIENCE AND                     DIRECTOR    TERM
                   CURRENT DIRECTORSHIPS                       SINCE     EXPIRES
              -------------------------------                 --------   -------
RICHARD G. HAMERMESH, 54....................................    1987      2003
  Dr. Hamermesh has been a Director of the Company since
  July 1987. Dr. Hamermesh is currently a Professor of
  Management Practice at the Harvard Business School. From
  1987 to 2001, he was a co-founder and a Managing Partner
  of The Center for Executive Development, an executive
  education and development consulting firm. Prior to this,
  from 1976 to 1987, Dr. Hamermesh was a member of the
  faculty of the Harvard Business School. He is also an
  active investor and entrepreneur, having participated as a principal, director and investor in the founding and early stages of 15 organizations. Dr. Hamermesh is also a
  Director of Applied Extrusion Technologies, Inc., a
  manufacturer of oriented polypropylene films used in
  consumer products labeling and packaging applications.

AMIN J. KHOURY, 63..........................................    1987      2003
  Mr. Khoury has been the Chairman of the Board since July
  1987 when he founded the Company and was Chief Executive
  Officer until April 1, 1996. Mr. Khoury is currently the
  Chairman and Chief Executive Officer of Advanced Thermal
  Sciences Corporation, our wholly owned subsidiary, the
  Chairman of the Board of Directors of Applied Extrusion
  Technologies, Inc., a manufacturer of oriented
  polypropylene films used in consumer products labeling and packaging applications, a member of the Board of Directors of Brooks Automation, Inc., a leading supplier of
  integrated automation solutions for the global
  semiconductor, data storage and flat panel display
  manufacturing industries, and a member of the Board of
  Directors of Synthes-Stratec, the world's leading
  orthopedic trauma medical device company. Mr. Khoury is
  the brother of Robert J. Khoury.

              NAME, AGE (AS OF JUNE 7, 2002),
                  BUSINESS EXPERIENCE AND                     DIRECTOR    TERM
                   CURRENT DIRECTORSHIPS                       SINCE     EXPIRES
              -------------------------------                 --------   -------
JIM C. COWART, 50...........................................    1989      2004
  Mr. Cowart has been a Director of the Company since
  November 1989. Mr. Cowart is currently a principal of
  Cowart & Co. LLC and Auriga Partners, Inc., private
  capital firms retained from time to time by the Company
  for strategic planning, competitive analysis, financial
  relations and other services. From August 1999 to May
  2001, he was Chairman of QualPro Corporation, an aerospace components manufacturing company, and from February 1998
  to November 2000, Mr. Cowart was Chairman and CEO of E-Com
  Architects, Inc., a computer software company. From
  January 1993 to November 1997, he was the Chairman and CEO
  of Aurora Electronics Inc. Previously, Mr. Cowart was a
  founding general partner of Capital Resource Partners, a
  private investment capital manager, and he held various
  positions in investment banking and venture capital with
  Lehman Brothers, Shearson Venture Capital and Kidder,
  Peabody & Co.

BRIAN H. ROWE, 71...........................................    1995      2004
  Mr. Rowe has been a Director of the Company since July
  1995. He is currently Chairman Emeritus of GE Aircraft
  Engines, a principal business unit of the General Electric
  Company, where he also served as Chairman from September
  1993 through January 1995 and as President from 1979
  through 1993. Since February 2001, Mr. Rowe has acted as
  Chairman of Atlas Air, an air cargo carrier, where he has
  served as a director since March 1995. Mr. Rowe is also a
  Director of the following companies since the date listed:
  December 1995 -- Textron Inc., a manufacturer of aircraft, automobile components, an industrial segment, systems and
  components for commercial aerospace and defense
  industries, and financial services; December
  1998 -- Convergys Corporation, an outsourcing,
  integration, billing and customer management services
  company; December 1998 -- Acterna Corporation, a test
  equipment and communication systems manufacturing company;
  and October 2000 -- Fairchild-Dornier, a regional aircraft manufacturer.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held nine meetings during the fiscal year ended February 23, 2002 ("Fiscal 2002") and acted pursuant to unanimous written consent on four occasions. The Board of Directors currently has two standing committees, the Audit Committee and the Stock Option and Compensation Committee. Each director attended all of the Board of Directors meetings and meetings of committees of the Board of Directors on which they served during Fiscal 2002.

     The Audit Committee is currently composed of Messrs. Cowart, Hamermesh and Schofield. During Fiscal 2002, the committee held five meetings. The Audit Committee recommends to the Board of Directors the independent auditors to be engaged by the Company, reviews with management and with the independent auditors the Company's internal accounting procedures and controls and reviews with the independent auditors the scope and results of their audit.

     The Stock Option and Compensation Committee is currently composed of Messrs. Schofield and Rowe. During Fiscal 2002, the Stock Option and Compensation Committee was composed of Messrs. Cowart and Rowe through June 18, 2001. After this date the Committee was changed to include Messrs. Schofield and Rowe. The Stock Option and Compensation Committee held two meetings and acted pursuant to unanimous written consent on four occasions during Fiscal 2002. The Stock Option and Compensation Committee provides recommendations to the Board of Directors regarding compensation matters and administers the Company's stock option and compensation plans.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors. Directors who are not employees of the Company (the "Eligible Directors") receive compensation of $12,500 per calendar quarter, half in cash and half in Company Common Stock pursuant to the Company's Non-Employee Directors Deferred Stock Plan. The portion of the compensation paid in the form of shares of Common Stock is held in an account until the termination of a Director's service (or such earlier date elected by the Director), when the shares are distributed to the Director in the form elected. The Board of Directors has the authority to accelerate the distribution of the shares in extraordinary circumstances. In the event of a change of control (as defined), the share accounts will be distributed to the directors in a lump sum.

     Eligible Directors are also entitled to participate in our 2001 Non-Employee Directors' Stock Option Plan, as amended from time to time. Under our Plan, each Eligible Director is awarded options to purchase 5,000 shares of Common Stock on December 15th of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director is awarded options to purchase 35,000 shares of Common Stock as of the date of his or her first election as a director. The exercise price of all options granted under the 2001 Non-Employee Directors' Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable with respect to 25% of the shares on each of the first through fourth anniversaries of the date of grant, subject to certain conditions that accelerate vesting. On December 17, 2001, each of the following directors was awarded an option to purchase 5,000 shares of Common Stock at a price of $8.75 per share: Jim C. Cowart, Richard G. Hamermesh, Jonathan M. Schofield and Brian H. Rowe.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship, as defined in the Securities Exchange Act of 1934, exists between the Company's Board of Directors or Stock Option and Compensation Committee and the board of directors or compensation committee of any other entity.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The committee is currently composed of three directors, Messrs. Cowart, Hamermesh and Schofield, and operates under a written charter adopted and approved by the Board of Directors.

     Two of the three current Directors serving on the Audit Committee are independent committee members as defined by the Nasdaq National Market listing standards. During Fiscal 2002, Mr. Cowart received 33,600 shares of Common Stock (with an aggregate fair market value of $750,000) in connection with consulting services provided to the Company relating to the Company's acquisition of Alson Industries, Inc., T.L. Windust Machine, Inc., DMGI, Inc. and Maynard Precision, Inc. Mr. Cowart also received a cash payment of $200,000 during Fiscal 2002 for consulting services provided to the Company relating to the Company's acquisition of Nelson Aero Space, Inc. and M & M Aerospace Hardware, Inc. As a result, Mr. Cowart is not currently an "Independent Director" as such term is defined in the Nasdaq rules. Nonetheless, the Board of Directors has determined that due to Mr. Cowart's experience, it is in the best interest of the Company and the Stockholders that Mr. Cowart be a member of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 23, 2002, with management and Deloitte & Touche LLP, our independent auditors.

     We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

     The aggregate audit fees, including expenses, billed by Deloitte & Touche LLP in connection with the audit of the Company's annual financial statements and for the review of the Company's financial information included in its Annual Report on Form 10-K and its quarterly reports on Form 10-Q during Fiscal 2002 was approximately $1,138,000. The aggregate of all other fees, including expenses, billed for all other services rendered to the Company by Deloitte & Touche LLP during Fiscal 2002 was approximately $1,470,000. These non-audit fees relate to tax planning (including international tax planning), tax compliance and acquisition related services performed for the Company. Deloitte & Touche LLP provided no financial information systems design and implementation services during fiscal 2002.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we have recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended February 23, 2002 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 22, 2003.

     With respect to the above matters, the Audit Committee submits this report.

                                          Jim C. Cowart
                                          Richard G. Hamermesh
                                          Jonathan M. Schofield

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 28, 2002 by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each of our chief executive officer and the seven other most highly paid executive officers in Fiscal 2002 and each of our directors; and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              -----------------------
                                                                          PERCENT OF
                                                              NUMBER OF   OUTSTANDING
                                                               SHARES      SHARES(1)
                                                              ---------   -----------
ICM Asset Management, Inc...................................  4,099,692      10.72%
  601 West Main Avenue
  Spokane, WA 99201
Mellon Financial Corporation................................  2,114,030       5.53%
  One Mellon Center
  Pittsburgh, PA 15258
Amin J. Khoury+*............................................    776,250(2)     2.03%
Robert J. Khoury+*..........................................    600,305(3)     1.57%
Thomas P. McCaffrey+........................................    421,335(4)     1.10%
Jim C. Cowart*..............................................    286,200(5)       **
Scott A. Smith+.............................................    244,064(6)       **
Roman G. Ptakowski+.........................................    191,778(7)       **
Brian H. Rowe*..............................................    155,000(8)       **
Michael B. Baughan+.........................................    140,398(9)       **
Mark D. Krosney+............................................     57,998(10)       **
Richard G. Hamermesh*.......................................     49,850(11)       **
Robert A. Marchetti+........................................     28,598(12)       **
Jonathan M. Schofield*......................................     12,750(13)       **
All Directors and Executive Officers as a group (14
  Persons)..................................................  3,181,872       8.32%

---------------

   + Named Executive Officer

   * Director of the Company

  ** Less than 1 percent

 (1) The number of shares of Common Stock deemed outstanding includes: (i) 35,690,534 shares of Common Stock outstanding as of June 28, 2002 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next sixty days (commencing June 28, 2002).

 (2) Includes 653,750 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 131,250 shares of Common Stock that are not exercisable in the next sixty days. Excludes shares owned by children and grandchildren in which Mr. Khoury has no beneficial interest.

 (3) Includes 553,750 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 131,250 shares of Common Stock that are not exercisable in the next sixty days.

 (4) Includes 366,250 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 83,750 shares of Common Stock that are not exercisable in the next sixty days.

 (5) Includes 97,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 12,500 shares of Common Stock that are not exercisable in the next sixty days.

 (6) Includes 213,750 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 66,250 shares of Common Stock that are not exercisable in the next sixty days.

 (7) Includes 182,500 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 72,500 shares of Common Stock that are not exercisable in the next sixty days.

 (8) Includes 57,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 12,500 shares of Common Stock that are not exercisable in the next sixty days.

 (9) Includes 132,500 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 63,750 shares of Common Stock that are not exercisable in the next sixty days.

(10) Includes 57,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 60,000 shares of Common Stock that are not exercisable in the next sixty days.

(11) Includes 16,250 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 12,500 shares of Common Stock that are not exercisable in the next sixty days.

(12) Includes 27,500 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to our 401(k) Plan. Excludes options to purchase 57,500 shares of Common Stock that are not exercisable in the next sixty days.

(13) Includes 8,750 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 31,250 shares of Common Stock that are not exercisable in the next sixty days.

                             EXECUTIVE COMPENSATION

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Stock Option and Compensation Committee, which is responsible for making recommendations to the Board of Directors on compensation relating to officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for Fiscal 2002:

     The Company's executive compensation program is designed to reward and retain executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing commercial aerospace industry.

     The Company relies on four compensation components to retain and motivate executive performance: annual salary, incentive cash bonuses, retirement benefits and stock-based incentive compensation. Each of the Company's Chief Executive Officer and the seven other most highly paid executive officers (collectively, the "Named Executive Officers") has an employment agreement that establishes an annual base salary at a level the Company believes is competitive for companies in the aerospace and airline industries and in the mid-range for growth companies traded on the Nasdaq National Market. In addition to base salary, each Named Executive Officer may receive an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to net revenues, operating earnings and working capital management for the year, together with gains in market share for the Company's products. Because the Stock Option and Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Stock Option and Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. Certain Named Executive Officers also have a retirement benefit provision in their employment agreement.

     While skeptical about the significance of short-term fluctuations in stock price, the Stock Option and Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees through the Company's stock-based incentive compensation program. Stock options are granted to key employees with an exercise price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

     The base salary for Mr. Robert J. Khoury, President and Chief Executive Officer of the Company during Fiscal 2002 was $706,696. See "Employment Contracts -- Robert J. Khoury" below. Mr. Khoury was not granted a bonus in Fiscal 2002. In determining the incentive compensation awards for Mr. Khoury, the Stock Option and Compensation Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, and concluded that the Company had made progress during Fiscal 2002 toward achieving such targets and performance objectives. The Stock Option and Compensation Committee also considered the Company's progress toward its strategic objective of becoming the industry leader in manufacturing and servicing commercial and business jet cabin interior equipment, and Mr. Khoury's leadership role in achieving such progress. Notwithstanding such achievements, in light of the difficult economic environment in which the Company is currently operating, no bonus was granted in Fiscal 2002.

     The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. The Stock Option and Compensation Committee is considering strategies for the future to help ensure that all compensation paid to executive officers is deductible.

     With respect to the above matters, the Stock Option and Compensation Committee submits this report.

                                          Jonathan M. Schofield
                                          Brian H. Rowe

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to the compensation of the Named Executive Officers for the fiscal years ended February 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                           ANNUAL COMPENSATION        SECURITIES
                                       ---------------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
     ---------------------------       ----   ---------   --------   ------------   ---------------
Amin J. Khoury.......................  2002    861,511          0      120,000(5)        53,883(1)
  Chairman                             2001    744,034    485,000       65,000           29,146
                                       2000    667,316          0      240,000           48,539

Robert J. Khoury.....................  2002    706,696          0      120,000           48,799(1)
  President and                        2001    637,992    485,000       65,000           25,520
  Chief Executive Officer              2000    617,318          0      240,000           46,539

Thomas P. McCaffrey..................  2002    343,350          0       80,000           25,911(1)
  Corporate Senior Vice President of   2001    309,304    220,000       45,000           12,372
  Administration and Chief Financial   2000    299,924          0      120,000           20,735
  Officer

Scott A. Smith.......................  2002    302,136          0       60,000           22,344(1)
  Group Vice President and General     2001    297,696    170,000       35,000           15,388
  Manager -- Flight Structures Group   2000    288,273     87,000       60,000            5,000

Michael B. Baughan...................  2002    235,664          0       60,000           19,683(1)
  Group Vice President and General     2001    223,657    170,000       35,000           10,466
  Manager -- Seating Products Group    2000    188,153     38,000       98,000            6,019

Roman G. Ptakowski...................  2002    232,678          0       60,000           20,085(1)
  Group Vice President and General     2001    219,300    170,000       35,000           13,838
  Manager -- Interior Systems Group    2000    192,435    136,000      105,000           14,217

Mark D. Krosney......................  2002    217,474          0       90,000           67,088(2)
  Group Vice President and General     2001    136,207          0            0            5,448
  Manager -- Business Jet Group        2000    178,432     12,000        5,000           47,492(3)

Robert A. Marchetti(6)...............  2002    209,205          0       85,000          244,317(4)
  Group Vice President and General
  Manager - Fastener Distribution
  Group

---------------

(1) Represents contributions to our 401(k) Plan and Supplemental Executive Retirement Plan.

(2) Represents contributions to our 401(k) Plan and Supplemental Executive Retirement Plan of $10,884 and relocation expenses of $56,204.

(3) Represents contributions to our 401(k) Plan and Supplemental Executive Retirement Plan of $8,492 and relocation expenses of $39,000.

(4) Represents contributions to our 401(k) Plan and Supplemental Executive Retirement Plan of $6,507 and relocation expenses of $237,810.

(5) On September 2, 2001, Mr. Amin Khoury purchased 600,000 restricted shares of Common Stock of Advanced Thermal Sciences Corporation ("ATS"), the Company's wholly owned subsidiary at a purchase price of $0.26 per share, which was the fair market value of the ATS Common Stock on the date of purchase. The restricted shares are subject to a right of repurchase at the original purchase price that lapses over a three-year period (25% on the date of purchase and 25% on the three succeeding annual anniversary dates) subject to acceleration in certain instances. The restricted shares were purchased pursuant to an incentive stock option that was exercised immediately following grant. Mr. Khoury will be entitled to receive dividends on the ATS restricted shares, to the extent they are declared.

(6) Mr. Marchetti commenced his employment with the Company as of February 26, 2001.

MANAGEMENT RETENTION PROGRAM

     On March 15, 2002, the Company established a management retention program pursuant to which certain senior managers were granted the opportunity to purchase restricted common stock of Advanced Thermal Sciences, Inc. ("ATS"), a wholly owned subsidiary of the Company. The purchase price of the restricted shares was $0.26, which was the fair market value of the ATS common stock on the date of purchase. Each of the Company's Named Executive Officers, other than Mr. Amin Khoury, participated in this program purchasing the following number of restricted shares: Mr. Robert Khoury--150,000; Mr. McCaffrey--100,000; Mr. Smith--50,000; Mr. Baughan--50,000; Mr. Ptakowski--50,000; Mr. Krosney--50,000;
and Mr. Marchetti--50,000.

     The restricted shares generally vest on the fifth anniversary of the date of purchase; provided, however, that upon a qualified public offering of ATS prior to the fifth anniversary, the restricted shares will be deemed to have vested and will continue to vest 20% per year so that the shares are fully vested on the fifth anniversary of the date of grant. In addition, the shares will vest in full (i) upon a change in control of ATS and (ii) upon a termination of employment during the 12-month period following a change in control of the Company. For as long as ATS is a privately held company, the restricted shares are subject to a right of repurchase by ATS. Following a qualified public offering of ATS, the right of repurchase will generally lapse with respect to vested shares. The repurchase price with respect to vested shares is the fair market value of the ATS common stock on the date of repurchase. With respect to unvested shares, the repurchase price is equal to the lesser of (i) the original purchase price and (ii) the fair market value of the ATS common stock on the date of repurchase.

STOCK OPTIONS

     The following tables sets forth information concerning stock options granted to the Named Executive Officers in Fiscal 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                         NUMBER OF    % OF TOTAL                           POTENTIAL REALIZED VALUE AT
                         SECURITIES    OPTIONS                               ASSUMED RATES OF STOCK
                         UNDERLYING   GRANTED TO                             PRICE APPRECIATION FOR
                          OPTIONS     EMPLOYEES    EXERCISE                      OPTION TERM(3)
                          GRANTED     IN FISCAL     PRICE     EXPIRATION   ---------------------------
NAME                       (1)(#)      YEAR(2)      ($/SH)       DATE          5%             10%
----                     ----------   ----------   --------   ----------   -----------   -------------
Amin J. Khoury.........   120,000        6.23%      $ 4.08     9/21/11      $307,958      $  780,422
Robert J. Khoury.......   120,000        6.23%      $ 4.08     9/21/11      $307,958      $  780,422
Thomas P. McCaffrey....    80,000        4.15%      $ 4.08     9/21/11      $205,306      $  520,282
Scott A. Smith.........    60,000        3.12%      $ 4.08     9/21/11      $153,979      $  390,211
Michael B. Baughan.....    60,000        3.12%      $ 4.08     9/21/11      $153,979      $  390,211
Roman G. Ptakowski.....    60,000        3.12%      $ 4.08     9/21/11      $153,979      $  390,211
Mark D. Krosney........    30,000        1.56%      $21.88     2/26/11      $412,876      $1,046,302
                           60,000        3.12%      $ 4.08     9/21/11      $153,979      $  390,211
Robert A. Marchetti....    25,000        1.30%      $21.88     2/26/11      $344,063      $  871,918
                           60,000        3.12%      $ 4.08     9/21/11      $153,979      $  390,211

---------------

(1) All of the above stock option awards vest over a three-year period (25% on the date of grant and 25% on the three succeeding grant annual anniversary dates). The exercise prices were based on the fair market value (as determined in accordance with the Company's 2001 Stock Option Plan) of the shares of Common Stock at the time the options were granted. The exercise price may be paid in cash or by any other lawful means authorized by the Board of Directors. Options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.

(2) During Fiscal 2002, the Company granted to its employees options covering 1,925,500 shares of Common Stock.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten-year term of these options, a $1,000 investment in the Company's Common Stock would be worth $1,629 and $2,594 respectively, at the end of the term.

OPTION EXERCISES AND FISCAL YEAR-END HOLDINGS

     The following table provides information concerning stock option exercises in Fiscal 2002 and the number and value of unexercised stock options held by each Named Executive Officer as of February 23, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF               VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                     AT FEBRUARY 23, 2002         AT FEBRUARY 23, 2002(1)
                             SHARES     VALUE     ---------------------------   ---------------------------
                            ACQUIRED   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            --------   --------   -----------   -------------   -----------   -------------
Amin J. Khoury............       --          --     602,500        182,500       $108,600       $325,800
Robert J. Khoury..........       --          --     502,500        182,500       $108,600       $325,800
Thomas P. McCaffrey.......       --          --     337,500        112,500       $ 72,400       $217,200
Scott A. Smith............       --          --     202,500         77,500       $ 54,300       $162,900
Michael B. Baughan........   28,750    $387,850     109,250         87,000       $ 54,300       $162,900
Roman G. Ptakowski........       --          --     181,250         88,750       $ 54,300       $162,900
Mark D. Krosney...........       --          --      63,750         68,750       $ 54,300       $162,900
Robert A. Marchetti.......       --          --      21,250         63,750       $ 54,300       $162,900

---------------

(1) The amounts in this column reflect the difference between the closing price of a share of the Company's Common Stock on the Nasdaq National Market on February 22, 2002, the last trading day of the fiscal year, of $7.70, and the option's exercise price. The actual value of unexercised options fluctuate depending on the price of the Company's Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains the following seven equity compensation plans under which the Company's Common Stock is authorized for issuance to employees and directors in exchange for services: Amended and Restated 1989 Stock Option Plan, 1991 Directors' Stock Option Plan, United Kingdom 1992 Employee Share Option Scheme, 1996 Stock Option Plan, 2001 Stock Option Plan, 2001 Directors' Stock Option Plan, 1994 Employee Stock Purchase Plan and Non-Employee Directors Deferred Stock Plan. The United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan have not been approved by the Company's stockholders; the other plans have received the approval of the Company's stockholders.

     The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of February 23, 2002. The information set forth below does not give effect to the proposed amendments to the Company's 2001 Stock Option Plan and the 1994 Employee Stock Purchase Plan, described below.

                                                                                NUMBER OF SECURITIES
                                 NUMBER OF SECURITIES                           AVAILABLE FOR FUTURE
                                  TO BE ISSUED UPON       WEIGHTED AVERAGE      ISSUANCE UNDER EQUITY
                                     EXERCISE OF         EXERCISE PRICE OF       COMPENSATION PLANS
                                 OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
         PLAN CATEGORY           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN(1))
         -------------           --------------------   --------------------   -----------------------
Equity Compensation Plans
  approved by security holders:
  -  Options(1)................        2,751,000              $  17.34                 345,937
  -  Options(2)................          560,000              $   4.08                  90,000
  -  Employee Stock Purchase
      Plan Rights(3)...........               --                    --                 587,138
  -  Non-Employee Directors
      Deferred Stock Plan
      Units(4).................               --                    --                 188,912
Equity Compensation Plans not
  approved by security holders:
  -  Options(5)................        3,747,471              $  13.26                 250,028
                                      ----------              --------                --------
          Total................        7,058,471              $  14.12               1,462,015
                                      ==========              ========                ========

---------------

(1) Options were granted pursuant to the following plans: Amended and Restated 1989 Stock Option Plan, 1991 Directors' Stock Option Plan and 2001 Directors' Stock Option Plan. The Company will not make any further awards under the Amended and Restated 1989 Stock Option Plan or the 1991 Directors' Stock Option Plan.

(2) Options were granted pursuant to the 2001 Stock Option Plan. The Board of Directors has approved an amendment to the 2001 Stock Option Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares as described in Proposal No. 2 below.

(3) Rights are granted pursuant to the 1994 Employee Stock Purchase Plan. The Board of Directors has approved an amendment to the 1994 Employee Stock Purchase Plan to increase the number of shares available for purchase thereunder by 500,000 shares as described in Proposal No. 3 below.

(4) Rights are granted pursuant to the Non-Employee Directors Deferred Stock
    Plan.

(5) Options were granted pursuant to the following plans: United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan. The Company will not make any further awards under the United Kingdom 1992 Employee Share Option Scheme after July 15, 2002.

     NON-STOCKHOLDER APPROVED PLANS The material terms of the Company's non-stockholder approved equity compensation plans are summarized below.

     UNITED KINGDOM 1992 EMPLOYEE SHARE OPTION SCHEME. The Board of Directors adopted the United Kingdom 1992 Employee Share Option Scheme (the "UK Plan") on July 15, 1992. The UK Plan is a United Kingdom Inland Revenue approved plan that provides for the grant of share options to key employees of the Company and its subsidiaries in the United Kingdom. An aggregate of 91,955 shares of the Company's Common Stock are available for issuance pursuant to the UK Plan subject to adjustment in certain instances (including future stock dividends, splits, mergers, combinations or other changes in capitalization).

     The exercise price of the share options granted under the UK Plan is determined by the Board of Directors but will not be less than 100% of the fair market value of the Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, share options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

     Upon an optionee's termination of employment with the Company or its subsidiaries for any reason other than death, sick leave, or an approved leave of absence, share options will lapse immediately. In addition, upon a change in control of the Company, share options will generally either (i) vest in full and remain exercisable for a period of fourteen days or (ii) be cancelled and replaced with an option to purchase shares of the acquiring corporation with substantially the same terms.

     The UK Plan will expire on July 15, 2002.

     1996 STOCK OPTION PLAN. The Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") on August 16, 1996. The 1996 Plan provides for the grant of nonstatutory stock options to employees, consultants and advisers of the Company and its subsidiaries other than directors and executive officers. An aggregate of 158,073 shares of the Company's Common Stock are available for issuance pursuant to the 1996 Plan subject to adjustment in certain instances (including future stock dividends, splits, mergers, combinations or other changes in capitalization). No individual may be granted more than 250,000 options over the life of the 1996 Plan.

     The exercise price of the options is determined by the Board of Directors but will not be less than 100% of the fair market value of the Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

     Upon an optionee's termination of employment for any reason other than death or for cause, vested options will generally remain exercisable for three months and unvested options will be immediately forfeited. However, if the optionee has been an employee of the Company for at least ten years at the time of termination, vested options will generally remain exercisable until the original expiration date. In addition, upon a change in control of the Company either (i) all outstanding options will become immediately exercisable at least twenty days prior to the change in control and will terminate upon the effective date of the change in control or (ii) the Board of Directors will provide for the assumption or replacement of the outstanding options by the surviving corporation resulting from the change in control.

     The 1996 Plan will expire on August 15, 2006 unless terminated earlier by the Board of Directors.

RETIREMENT ARRANGEMENTS

     Pursuant to the employment agreement with Mr. Amin J. Khoury, upon the earlier of the Expiration Date (as defined) or termination of his employment, Mr. Khoury, or his designee, as the case may be, is entitled to receive retirement compensation (the "Retirement Compensation") in a lump sum equal to the product of (i) 150% times (ii) Mr. Khoury's highest annual salary (as defined) paid to him during his employment with the Company multiplied by (iii) the number of years of service provided by Mr. Khoury to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. Khoury's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of Employment Contracts below for Retirement Compensation payable after a change in control.

     Pursuant to the employment agreement with Mr. Robert J. Khoury, upon the earlier of the Expiration Date (as defined) or termination of his employment, Mr. Khoury, or his designee, as the case may be, is entitled to receive retirement compensation (the "Retirement Compensation") in a lump sum equal to the product of (i) Mr. Khoury's highest annual salary (as defined) paid to him during his employment with the Company multiplied by (ii) the number of years of service provided by Mr. Khoury to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. Khoury's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of Employment Contracts below for Retirement Compensation payable after a change in control.

     Pursuant to the employment agreement with Mr. Thomas P. McCaffrey, the Company will provide retirement compensation to Mr. McCaffrey, or his designee (the "Retirement Compensation") in a lump sum equal to the product of (i) one-half his average annual salary for the three completed years immediately prior to his termination multiplied by (ii) the number of years of service provided by the executive to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of the executive's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of Employment Contracts below for Retirement Compensation payable after a change in control.

EMPLOYMENT CONTRACTS

     Amin J. Khoury. Mr. Amin Khoury is party to an employment agreement with the Company, amended as of May 15, 2002. The term of the agreement extends through three years from any date as of which the term is being determined (the "Expiration Date") unless terminated earlier. Under the employment agreement, Mr. Khoury receives a base salary of $765,000 per year, subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. Khoury is also entitled to receive an annual incentive bonus from the Company at the discretion of the Board of Directors. The agreement also provides that Mr. Khoury and his spouse will receive medical, dental, health and executive medical reimbursement benefits under our plans for the remainder of their lives.

     In the event of Mr. Khoury's death, his designee will receive (i) an amount equal to the salary that would have been due to Mr. Khoury from the date of his death until the Expiration Date, plus (ii) the Retirement Compensation (described above); provided, however, that in no event will the aggregate amount payable upon Mr. Khoury's death be less than twenty times the maximum annual salary paid to Mr. Khoury during his employment by the Company. The Company has purchased life insurance policies that would fully pay the death benefit due upon Mr. Khoury's death. In the event of Mr. Khoury's incapacity, he will receive, through the Expiration Date, (i) two times his highest annual salary, and (ii) continued health and welfare benefits. In addition, Mr. Khoury will be entitled to a lump sum payment of the Retirement Compensation.

     Upon a change of control (as defined), Mr. Khoury will receive a lump sum payment equal to the sum of (a) one and one-half times the base salary and incentive bonus (calculated at 100% of his base salary) (the "Salary") that he would have received during the then-remaining term of his agreement and (b) two times his base salary for the then-remaining term of his agreement. Through the Expiration Date, Mr. Khoury would also continue to receive the Salary and continued health, welfare and perquisite benefits. Mr. Khoury would also be entitled to receive a lump sum payment of the Retirement Compensation he would have been entitled to receive had he continued his employment until May 28, 2003. Upon the execution of an agreement that would, if consummated, constitute a change in control, all stock options held by Mr. Khoury will immediately vest and become exercisable. The Employment Agreement also provides that in the event that any payments made to Mr. Khoury that are contingent upon a change in control are subject to excise tax as an "excess parachute payment" under the Internal Revenue Code, Mr. Khoury would also receive a parachute excise tax "gross-up" payment.

     In the event his employment is terminated for any reason other than his death or incapacity, Mr. Khoury is entitled to a lump sum severance amount equal to his annual salary. In addition, during the five years following Mr. Khoury's termination of employment for any reason other than death, the Company will continue to provide him other perquisite benefits.

     During the term of the agreement and for a period of two years thereafter, Mr. Khoury may not compete with the Company or solicit its employees. In addition, Mr. Khoury is subject to a confidentiality provision that lasts indefinitely.

     Mr. Khoury is also party to an employment agreement with Advanced Thermal Sciences Corporation, the Company's wholly owned subsidiary ("ATS"), dated July 12, 2000, pursuant to which he serves as Chairman of the board of directors and Chief Executive Officer of ATS. The term of his agreement with ATS initially expires on July 12, 2005, and is automatically renewed for consecutive one-year periods thereafter until either Mr. Khoury or ATS gives the other party at least 30 days' written notice prior to the end of the then-applicable expiration date. Under his employment agreement with ATS, Mr. Khoury receives a base salary of $100,000 per year, subject to adjustment from time to time by ATS's board of directors. Mr. Khoury is also entitled to receive an annual performance incentive bonus at the discretion of ATS's board of directors. During Mr. Khoury's employment with ATS, he is entitled to participate in any applicable stock option plans of ATS. Upon termination of his service with ATS for any reason, Mr. Khoury will receive salary and benefit continuation for twelve months.

     Upon termination (or constructive termination) of Mr. Khoury's employment with ATS resulting from a change of control of ATS (as defined), he will receive a lump sum amount equal to his salary (as in effect as of the termination date) and continuation of his salary, bonus, benefits and prerequisites through the expiration date of his then-current term.

     Robert J. Khoury. Mr. Robert Khoury is party to an employment agreement with the Company, amended as of May 15, 2002. The term of the employment agreement extends through three years from any date as of which the term is being determined (the "Expiration Date"), unless terminated earlier. Under the employment agreement, Mr. Khoury receives a base salary of $710,000 per year, subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. Khoury is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors. In all other respects, Mr. Khoury's employment agreement contains substantially similar provisions to those in Mr. Amin J. Khoury's employment agreement as described above; however, Mr. Khoury is not an employee of ATS.

     Thomas P. McCaffrey. Mr. McCaffrey is party to an employment agreement with the Company which was amended May 15, 2002, and which extends through three years from any date as of which the term is being determined unless sooner terminated (the "Expiration Date"). Under the employment agreement, Mr. McCaffrey receives a base salary of $345,000 per year subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. McCaffrey is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors.

     In the event of Mr. McCaffrey's death, his designee will receive (i) an amount equal to the salary that would have been due to Mr. McCaffrey through the Expiration Date and (ii) the Retirement Compensation. In the event of Mr. McCaffrey's incapacity, he will receive (i) his salary and welfare benefits through the Expiration Date and (ii) the Retirement Compensation. If Mr. McCaffrey is terminated for cause (as defined) he will only be entitled to receive his unpaid salary and benefits accrued through the date of termination.

     Upon a change in control (as defined), Mr. McCaffrey will receive (i) a lump sum amount equal to (a) two times his then-current salary and (b) two times the base salary that he would have received through the Expiration Date, (ii) continued life insurance and welfare benefits for a period of five years after the Expiration Date and (iii) the Retirement Compensation, less any previously distributed amounts. In addition, upon the execution of an agreement that would constitute a change in control (regardless of whether such agreement is consummated) all stock options held by Mr. McCaffrey will immediately vest and become exercisable. In the event that any payments made to Mr. McCaffrey that are contingent upon a change in control constitute an "excess parachute payment" under the Internal Revenue Code, Mr. McCaffrey will be entitled to receive an excise tax "gross-up" payment from the Company.

     In the event his employment is terminated for any reason other than his death or incapacity, Mr. McCaffrey is also entitled to a lump sum severance amount equal to his annual salary.

     Scott A. Smith. Mr. Smith is party to an employment agreement with the Company dated March 6, 1998 that is automatically renewed for consecutive one-year periods until either Mr. Smith or the Company gives the other party at least 30 days written notice prior to the end of the next calendar year. Pursuant to the employment agreement, Mr. Smith receives a base salary of $321,100 per year, subject to adjustment from time to time by the Board of Directors. Mr. Smith is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors, which may not exceed 100% of his then current salary. In the event of Mr. Smith's death, his designee will receive an amount equal to the salary that would have been due through the expiration of the then-applicable term. In the event of Mr. Smith's incapacity, Mr. Smith will continue to receive his then current salary and benefits through the expiration date of the then-applicable term or until Mr. Smith obtains alternate employment. In the event there is a change in control (as defined) prior to the expiration date as a result of which Mr. Smith's employment is terminated or he resigns because of a change in his position, powers, duties, salary or benefits, Mr. Smith will receive (i) a lump sum amount equal to his then-current salary and (ii) salary and benefit continuation through the expiration date of the then-applicable term.

     Roman G. Ptakowski. Mr. Ptakowski is party to an employment agreement with the Company dated December 8, 1997 that is automatically renewed for additional one-year terms unless either Mr. Ptakowski or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Ptakowski receives an annual salary of $247,286 per year subject to adjustment from time to time by the Board of Directors. In all other respects, Mr. Ptakowski's agreement is substantially similar to Mr. Smith's employment agreement.

     Michael B. Baughan. Mr. Baughan is party to an employment agreement with the Company dated May 28, 1999 that is automatically renewed for additional one-year terms unless either Mr. Baughan or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Baughan receives an annual salary of $251,550 per year subject to adjustment from time to time by the Board of Directors. In all other respects, Mr. Baughan's agreement is substantially similar to Mr. Smith's employment agreement.

     Mark D. Krosney. Mr. Krosney is party to an employment agreement with the Company dated January 15, 2001 that is automatically renewed for additional one-year terms unless either Mr. Krosney or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Krosney receives an annual salary of $231,114 per year subject to adjustment from time to time by the Board of Directors. In all other respects, Mr. Krosney's agreement is substantially similar to Mr. Smith's employment agreement.

     Robert A. Marchetti. Mr. Marchetti is party to an employment agreement dated February 26, 2001 that is automatically renewed for additional one-year terms unless either Mr. Marchetti or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Marchetti receives an annual salary of $231,114 per year subject to adjustment from time to time by the Board of Directors. In all other respects, Mr. Marchetti's agreement is substantially similar to Mr. Krosney's employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1990, the Company adopted a formal policy whereby all transactions between its officers, directors, principal stockholders or other affiliates must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis, and such transactions will be approved by a majority of the Company's independent and disinterested directors.

     During Fiscal 2002, Jim C. Cowart, a director of the Company, received compensation for his involvement in the Company's acquisition program and for various consulting services he performed for the Company. The Company issued an aggregate of 51,345 shares of Common Stock to JCDL, Inc. as nominee for Mr. Cowart and David Lahar in connection with the Company's acquisition of Alson Industries, Inc., T.L. Windust Machine, Inc., DMGI, Inc. and Maynard Precision, Inc. Of the shares of Common Stock held by JCDL, Inc., 33,600 (with an aggregate fair market value of $750,000) were beneficially owned by Mr. Cowart. Mr. Cowart also received a cash payment of $200,000 during Fiscal 2002 for consulting services provided to the Company relating to the Company's acquisition of Nelson Aero Space, Inc. and M & M Aerospace Hardware, Inc.

PERFORMANCE GRAPHS

     The following graphs compare the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq National Market Index, the Dow Jones Airlines Index and the Dow Jones Aerospace and Defense Index from April 24, 1990, the date of the Company's initial public offering and from February 21, 1997 through May 31, 2002, based upon an assumed $100 investment in the Company's Common Stock and in the stocks comprising each such index as of each respective starting date.

                COMPARISON OF 145 MONTH CUMULATIVE TOTAL RETURN*
           AMONG BE AEROSPACE, INC., THE NASDAQ STOCK MARKET-US INDEX
                          THE DOW JONES AIRLINE INDEX
                  AND THE DOW JONES AEROSPACE & DEFENSE INDEX

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------------------------
                        4/90      7/91      2/92      2/93      2/94      2/95      2/96      2/97      2/98      2/99      2/00
----------------------------------------------------------------------------------------------------------------------------------
 B/E                     100       200       200       143       164        79       186       371       421       211        129
 NASDAQ                  100       121       158       168       197       201       286       342       459       598      1,192
 Airlines                100        95       107        94       108        87       145       132       220       203        163
 Aero & Defense          100       112       122       128       164       176       289       338       406       302        235

--------------------  ---------------------------
                       2/01      2/02      5/02
--------------------  ---------------------------
 B/E                    298       110       186
 NASDAQ                 585       450       422
 Airlines               222       186       155
 Aero & Defense         393       381       407

* $100 invested on 2/24/90 in stock or in index-including reinvestment of dividends.

                COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN*
           AMONG BE AEROSPACE, INC., THE NASDAQ STOCK MARKET-US INDEX
                          THE DOW JONES AIRLINE INDEX
                  AND THE DOW JONES AEROSPACE & DEFENSE INDEX

                               PERFORMANCE GRAPH

------------------------------------------------------------------------------------------
                        2/97      2/98      2/99      2/00      2/01      2/02      5/02
------------------------------------------------------------------------------------------
 B/E                     100       113        57        35        80        30        50
 NASDAQ                  100       134       175       348       171       132       123
 Airlines                100       166       153       123       168       140       117
 Aero & Defense          100       120        89        70       116       113       120

* $100 invested on 2/21/97 in stock or in index-including reinvestment of dividends.
---------------

(1) The stock prices on the Performance Graphs are not necessarily indicative of future stock price performance.

     None of the Report of the Compensation and Stock Option Committee of the Board of Directors, the Report of the Audit Committee of the Board of Directors or the Performance Graphs shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Securities Exchange Act of 1934, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and, with respect to its officers and directors, written representations that no other reports were required, during Fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

     In making the above statements, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.

                                 PROPOSAL NO. 2

              APPROVAL OF AMENDMENT OF THE 2001 STOCK OPTION PLAN

     The Board of Directors has unanimously approved, subject to stockholder approval, an increase in the number of shares of Common Stock available for grants of options under the 2001 Stock Option Plan from 650,000 to 950,000, an increase of 300,000 shares.

     In August, 2001, the Company's Board of Directors and stockholders initially approved the adoption of the 2001 Stock Option Plan (the "2001 Plan"). The following is a summary of the principal provisions of the 2001 Plan, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the plan document, a copy of which may be obtained upon written request to the Company, Attention: General Counsel, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414.

     Administration. The 2001 Plan is administered by the Stock Option and Compensation Committee, which has the authority to determine the terms and conditions of all options, to interpret the Plan and to decide any questions and settle any controversies and disputes that may arise under the 2001 Plan.

     Terms. The 2001 Plan provides for the grant of incentive stock options and non-statutory stock options to employees, consultants or advisers of the Company, as determined by the Stock Option and Compensation Committee. Directors who are also employees, consultants or advisers are also eligible to participate in the 2001 Plan. Initially, an aggregate of (i) 650,000 shares of Common Stock plus (ii) any shares of Common Stock that are available or become available for issuance under the Company's 1989 Stock Option Plan (the "1989 Plan") were available for issuance pursuant to the 2001 Plan, subject to adjustment upon certain changes in the outstanding Common Stock of the Company. Currently, an aggregate of 90,000 shares of Common Stock remain available for issuance. In accordance with the requirements under Section 422 of the Internal Revenue Code pertaining to incentive stock options, the fair market value of the number of shares of Common Stock that may be issued pursuant to incentive stock options that are exercisable for the first time by a participant under any of the plans of the Company may not exceed, in the aggregate, $100,000 during any calendar year.

     The exercise price of all options granted under the 2001 Plan may not be less than 100% (110% in the case of incentive stock options granted to individuals who own more than 10% of the Common Stock) of the fair market value of the Common Stock on the date of grant. Options generally vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant, unless otherwise determined by the Stock Option and Compensation Committee. Options expire 10 years after the date of grant (5 years in the case of incentive stock options granted to individuals who own more than 10% of the Common Stock).

     Upon an optionee's termination of employment for any reason other than death or disability or for cause, vested options will generally remain exercisable for three months and unvested options will be forfeited. However, if the optionee has been an employee of the Company for at least ten years at the time of termination, vested options will generally remain exercisable until the expiration of the term. Upon an optionee's termination for cause (as defined), all options (whether or not vested) will be forfeited. In addition, upon a change in control of the Company (as defined), the Board of Directors may provide for the automatic vesting and immediate exercisability of all outstanding options or for the assumption of, or substitution for, the outstanding options by the surviving corporation resulting from the change in control.

     Section 162(m) of the Code and Section 16 of the Exchange Act. The stock options granted under the 2001 Plan are intended to constitute "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 2001 Plan is also intended to comply with the terms and provisions of Rule 16b-3 under the Securities and Exchange Act. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, no eligible individual may receive stock options to purchase more than 350,000 shares of Common Stock in any one-year period.

     Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of the Company's Common Stock by reason of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other similar capital change, the aggregate number of shares available under the 2001 Plan and the number of shares subject to outstanding options will be adjusted as the committee deems necessary or appropriate.

     Transferability. Options granted under the 2001 Plan are not assignable or transferable except by will or by the laws of descent and distribution; provided, however, that the Stock Option and Compensation Committee may, subject to the terms it specifies in its sole discretion, permit the transfer of an option to the optionee's family members, to one or more trusts established in whole or in part for the benefit of such family members, to one or more entities that are owned in whole or in part by such family members or to any other individual or entity permitted by law.

     Amendment and Termination. The Stock Option and Compensation Commitee may amend the 2001 Plan in any manner that does not require stockholder approval or adversely affect the rights of an optionee. The Company is required to obtain stockholder approval of any amendment to the 2001 Plan as required by law or pursuant to the rules of the Nasdaq National Market. The 2001 Plan will terminate on June 1, 2011 unless it is terminated by the Board of Directors prior to that date.

     Certain Federal Tax Consequences. The following general summary of certain United States federal income tax consequences, based on the law as currently in effect, does not purport to cover federal employment tax or other federal tax aspects of the 2001 Plan. Moreover, the following summary does not discuss possible foreign, state, local, estate or other tax consequences.

     Incentive Stock Options. Neither the grant nor, in general, the exercise of an incentive stock option produces taxable ordinary income to the employee or a deduction to the Company. However, upon exercise of an incentive stock option the optionee's "alternative minimum taxable income" will be increased, generally by the excess of the fair market value of the shares at time of exercise over the option price, and the employee may be required to pay the alternative minimum tax ("AMT"). Any AMT attributable to the exercise of an incentive stock option may be applied as a credit against the optionee's regular tax liability in subsequent years, subject to certain limitations.

     If the optionee does not dispose of stock received upon the exercise of an incentive stock option within two years from the date the option was granted or within one year after the date of exercise, any later sale of the shares will result in a long-term capital gain or loss. However, if shares received upon exercise of an incentive stock option are disposed of before these holding-period requirements have been satisfied (a "Disqualifying Disposition"), the optionee will realize ordinary income, equal in general to the difference between the option price and the value of the shares on the date of exercise. In addition, the optionee may have additional capital gain (or loss)on a Disqualifying Disposition if shares are sold for more (or less) than the value of the shares on the date of exercise. A Disqualifying Disposition of shares acquired upon exercise of an incentive stock option that occurs in the same taxable year of the optionee as the date his or her AMT income was increased by reason of such exercise will eliminate the AMT effect, if any, of such exercise.

     Incentive stock options granted pursuant to the 2001 Plan are treated for tax purposes as nonstatutory options (see below) to the extent that the aggregate fair market value of Common Stock with respect to which options are exercisable for the first time by an individual during any calendar year exceeds $100,000. For purposes of the preceding sentence, incentive stock options under all option plans of the Company and its subsidiaries are aggregated, and fair market value is determined as of the time of grant of the option. The rules described above for incentive stock options assume that the optionee exercises the option while an employee of the Company or within the period an optionee is generally permitted to exercise following termination of employment.

     Non-Statutory Stock Options. The grant of a non-statutory stock option does not produce taxable income to the employee or a deduction to the Company. When an optionee exercises a non-statutory stock option, he or she realizes ordinary income, subject to withholding, in the amount of the difference between the exercise price and the fair-market value of the shares on the date of exercise. The optionee's tax basis in the shares will be equal to the exercise price paid plus the amount includible in the optionee's gross income. Any subsequent sale of stock purchased under a non-statutory stock option generally will result in capital gain or loss, provided the shares are held as a capital asset by the optionee.

     Tax Consequences to the Company. The Company will generally be entitled to claim a deduction equal to the amount of ordinary income, if any, recognized by an optionee in connection with the exercise of a non-statutory option. No deduction is allowed to the Company in connection with an incentive stock option, except in the case of a Disqualifying Disposition of shares acquired under an incentive stock option. The Internal Revenue Code generally requires that the amounts be included in the optionee's gross income in order to claim the deduction. The Company's ability to claim a deduction with respect to awards may also be limited in certain cases, including special rules applicable to compensation payable in connection with a change in control and compensation to key officers in excess of $1 million.

     New Plan Benefits. It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 2001 PLAN DESCRIBED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSED AMENDMENT.

     The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting (at which a quorum is present) is required to approve the proposed amendment of the 2001 Plan.

                                 PROPOSAL NO. 3

                            APPROVAL OF AMENDMENT TO
                     THE 1994 EMPLOYEE STOCK PURCHASE PLAN

     On April 3, 2002, the Board of Directors unanimously approved, subject to stockholder approval, an increase in the number of shares of Common Stock available for purchase under the 1994 Employee Stock Purchase Plan (the "Purchase Plan") from 1,500,000 to 2,000,000, an increase of 500,000 shares. This amendment is being submitted for approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. The following is a summary of the principal provisions of the Purchase Plan, but is not intended to be a complete description of all of the terms and provisions. This description is qualified by reference to the plan document, which may be obtained upon written request to the Company, Attention:
General Counsel, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414.

     History. The Purchase Plan was initially adopted by the Company's Board of Directors on February 1, 1994 and approved by the stockholders on August 11, 1994 reserving 500,000 shares for issuance. At the 2000 Annual Meeting, the Plan was amended to increase the number of shares available for issuance thereunder by 500,000 to 1,000,000. At the 2001 Annual Meeting, the Plan was amended to increase the number of shares available for issuance thereunder by 1,000,000 to 1,500,000. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

     Administration. The Purchase Plan is administered by the Compensation and Stock Option Committee of the Board of Directors which has the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Purchase Plan and to make, administer, and interpret such rules and regulations as it deems necessary.

     Eligibility. Any individual who has been employed by the Company (or any of its majority-owned subsidiaries) for at least 90 days and is customarily employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week is eligible to participate in the Purchase Plan, provided that the individual is employed on the first day of an option period and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code.

     Option Periods. The Purchase Plan is implemented by consecutive 6-month option periods, beginning on September 1 and March 1 of each year and ending on the last day in February and August, respectively. Shares are issued on the last day of each 6-month option period.

     Participation in the Plan. Eligible employees become participants in the Purchase Plan by executing and delivering to the Company an enrollment form at least 15 days prior to the beginning of an option period. The enrollment form specifies the employee's contribution percentage (between 2% and 15% of "eligible compensation" as defined in the Internal Revenue Code) and authorizes the Company to make payroll deductions for the purchase of shares under the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan or may increase or decrease the rate of payroll deductions (but not below 2% of compensation) at any time during the option period by delivering written notice to the Company. Upon a withdrawal from the Purchase Plan during an option period, all payroll deductions for the option period will be returned to the participant in cash, without interest. The Participant may not reelect to participate in the Purchase Plan during the option period but may make a new election to participate in any future option period. Unless the participant's participation is discontinued, the purchase of shares occurs automatically at the end of the option period. Once an employee becomes a participant, he or she will automatically be enrolled in subsequent periods unless he or she withdraws from the plan or becomes ineligible to participate.

     Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan is 85% of the fair market value of the Common Stock on
(a) the date of commencement of the option period or (b) the last day of the option period, whichever is lower. The fair market value of the Common Stock on a given date is the closing sales price on the Nasdaq National Market as of such date.

     Share Purchase Limits. The maximum number of shares that a participant may purchase during any option period is the number of shares that when multiplied by the fair market value of the Company's Common Stock at the beginning of such option period equals $12,500 or less. In addition, the maximum number of shares that a participant may purchase under the Purchase Plan in a calendar year may not exceed the number of shares purchasable without allowing a participant to accrue the right to purchase shares under the Purchase Plan at a rate exceeding $25,000 of fair market value of such shares (determined at the first day of the option period) for each calendar year in which the option is outstanding at any time. In addition, no participant will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the participant would own 5% or more of the combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock that may be purchased under the Purchase Plan or pursuant to any other options).

     Termination of Employment; Death. Upon the termination of a participant's employment with the Company and its subsidiaries, the participant's participation in the Purchase Plan will immediately cease and the participant will receive any amounts being held in his or her account. In the event of a participant's death during an option period, the participant's designated beneficiary will be entitled to receive the amount credited to the participant's account or to have the account applied to the purchase of Common Stock at the end of the option period.

     Adjustment or Changes in Capitalization. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other capital change, the aggregate number of shares available under the Purchase Plan, the number of shares underlying options under the Purchase Plan and the purchase price of such options will be appropriately adjusted.

     Non-assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason during the lifetime of a participant. If a participant attempts to make such a transfer, any option held by the participant may be terminated by the Company.

     Amendment and Termination of the Plan. The Purchase Plan may be amended by the Board of Directors for any reason. However, if the Board of Directors elects to amend the Plan to increase the number of outstanding shares of Common Stock available for issuance, the amendment must be approved by the Company's stockholders within twelve months. The Purchase Plan will remain in effect until February 29, 2004, unless terminated earlier by the Board of Directors.

     Certain Federal Income Tax Considerations. The following is a general summary of certain United States federal income tax consequences based upon the laws as currently in effect and does not purport to cover possible foreign, state, local, estate, employment or other tax consequences.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the period of time that the participant holds the shares. If the shares are disposed of by the participant at least two years after the beginning of the option period and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) 15% of the fair market value of the shares on the first day of the option period, will be treated as ordinary income and any further gain will be taxed at long-term capital gain rates. If the shares are sold after such time and the sale price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income even if no gain is realized on the sale or if a gratuitous transfer is made. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the date of grant or within one year of the date of purchase.

     New Plan Benefits. It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PURCHASE PLAN DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

     The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting (at which a quorum is present) is required to approve the proposed amendment to the Purchase Plan.

                                 PROPOSAL NO. 4

                    CONSIDERATION OF THE MACBRIDE PRINCIPLES

     In a letter dated January 29, 2002, the Minnesota State Board of Investment stated that it owns an aggregate of 27,391 shares of Common Stock of the Company and submitted the proposal set forth below which will be voted upon at the Meeting if properly presented by the Minnesota State Board of Investment at the Meeting.

WHEREAS, BE Aerospace operates a wholly owned subsidiary in Northern Ireland;

WHEREAS, the on-going peace process in Northern Ireland encourages us to search for means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife in that country;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from under-represented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

     5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the Company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED, Shareholder requests the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

                       BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors believes that adoption of this proposal is not in the best interests of stockholders and unanimously recommends that stockholders vote against it. The Company already has taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the "Fair Employment (Northern Ireland) Act of 1989" as well as the "Code of Practice" promulgated by the Act. The Company is also registered with the Fair Employment Commission.

     The Company's policy and practice worldwide is to provide equal opportunity employment in all locations without regard to race, color, religious belief, gender, age, national origin, citizenship status, marital status, sexual orientation or disability. Northern Ireland is no exception. Through its established equal employment opportunity program, the Northern Ireland operation substantively complies with the practices outlined in the MacBride Principles. The Company is an equal opportunity employer in all job advertisements, and hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious emblems at the Company's facilities is not permitted. The Company provides security for all employees at work.

     The Company first received a shareholder proposal with respect to the adoption of the MacBride Principles in 1995. That proposal was submitted in connection with the 1995 Annual Meeting by the New York City Comptroller and the Company initially decided to exclude it from the proxy statement in reliance on Rule 14a-8(c)(7) and other provisions of the proxy rules of the Securities and Exchange Commission (the "SEC"). The Company followed the proxy rules by notifying the Comptroller and the SEC of its intention to omit the proposal. Following a series of letters to the SEC, including correspondence from the Comptroller to the SEC in which it expressed its own views, the SEC staff issued to the Company a "no-action" letter stating that the SEC staff agreed with the Company that the proposal could properly be omitted from the proxy statement pursuant to Rule 14a-8(c)(7).

     Two weeks before mailing of the proxy materials, however, the Comptroller's office informed the Company that, if the Company did not agree within 24 hours to include the proposal in its proxy materials, the Comptroller's office would bring litigation, including a demand for an injunction, against the Company. The

Company had complied fully with the proxy rules in determining to omit the proposal and was confident it would have prevailed in any litigation with the Comptroller's office. Nevertheless, after due consideration of the potential cost to the Company and its stockholders of the threatened litigation, the Company recognized that the litigation cost would outweigh the cost of submitting the proposal to our stockholders for their vote.

     The Comptroller's proposal received the support of well less than 5% of our stockholders at the 1995 Annual Meeting. Nonetheless, the Comptroller resubmitted it for inclusion in the 1996, 1998, 1999, 2000 and 2001 proxy materials, and at each of those annual meetings the proposal was soundly defeated. Although the Comptroller has not requested that a proposal to adopt the MacBride Principles be included this year, the Minnesota State Board of Investments, a co-sponsor of the Comptroller's proposal in 2001, has requested that this substantially similar proposal be included in the proxy material for this year's annual meeting. To avoid further waste of corporate assets, management is submitting this proposal to the stockholders once again, despite its continuing belief that this issue is not a proper matter for inclusion in a proxy, and that the adoption and implementation of the MacBride Principles is unnecessary and burdensome, and, as a result, not in the best interests of the Company or its employees in Northern Ireland.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

     The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting (at which a quorum is present) is required to approve the Proposal.

           MINNESOTA STATE BOARD OF INVESTMENT'S SUPPORTING STATEMENT

     Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

     In May, 1986, a United States District Court ruled on the legality of the MacBride Principles under the Fair Employment (Northern Ireland) Act of 1976, and granted a preliminary injunction requiring that American Brands include a MacBride Principles shareholder proposal in its proxy materials, stating that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility." NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986). The Employment (Northern Ireland) Act was amended in 1989.

     An endorsement of the MacBride Principles by BE Aerospace will demonstrate its concern for human rights and quality of opportunity in its international operations.

     Please vote your proxy for these concerns.

                                 AUDIT MATTERS

     Deloitte & Touche LLP has been selected to audit the financial statements of the Company for the fiscal year ending February 22, 2003 and to report the results of their examination.

     A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2003 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the

Secretary of the Company at its executive offices no later than February 25, 2003 to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters that will be brought before the Meeting other than as described in this Proxy Statement. However, if any matters properly come before the Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

                                   FORM 10-K

     A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: BE Aerospace, Inc., Attention: Investor Relations, 1400 Corporate Center Way, Wellington, Florida 33414.

                               BE AEROSPACE, INC.

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            AMENDMENT AND RESTATEMENT


SECTION 1.  PURPOSE OF PLAN

         This document amends and restates the BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the "Plan") as of January 1, 1996. The Plan is intended to provide a method by which eligible employees of BE Aerospace, Inc. ("BE Aerospace") and of such of BE Aerospace's subsidiaries as BE Aerospace's Board of Directors (the "Board of Directors") may from time to time designate (such subsidiaries, together with BE Aerospace, being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of the Common Stock of BE Aerospace (the "Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a "subsidiary" is any corporation in which BE Aerospace owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.


SECTION 2.  OPTIONS TO PURCHASE STOCK

         Under the Plan, there is available an aggregate of not more than 500,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.


SECTION 3.  ELIGIBLE EMPLOYEES

         Except as otherwise provided below, each individual who is an Employee of the Company, who has a customary working schedule of at least 20 hours per week, and who has been an Employee for at least 90 days will be eligible to participate in the Plan.

         (a) Any Employee who immediately after the grant of an option to him would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an option to purchase stock pursuant to the Plan.

         (b) No Employee will be granted an option under the Plan which would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the Company and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.


SECTION 4.  METHOD OF PARTICIPATION

         Each of the periods during which this Plan remains in effect is hereinafter referred to as an "Option Period". Option Periods shall be of six-months duration, except that the first Option Period for which Options may be granted hereunder shall commence on May 15, 1994, and expire on August 31, 1994. Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") for such Option Period and for each subsequent consecutive Option Period, subject to Section 5 below.


SECTION 5.  PAYROLL DEDUCTION

         The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 2% nor more than 15% from the Participant's Compensation by means of substantially equal payroll deductions over the Option Period. The payroll deduction authorization will remain in effect for consecutive subsequent Option Periods unless changed or revoked by the Participant pursuant to this Section 5. For purposes of the Plan, "Compensation" will mean all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period, or cease participation entirely for a future Option Period, by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.


SECTION 6.  GRANT OF OPTIONS

         Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. Such Option will be for the number of whole shares (not in excess of the share maximum as hereinafter defined) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by
(ii) the purchase price per share of the Stock determined under Section 7. For purposes of the preceding sentence, the share maximum with respect to any Option for any Option Period shall be the largest whole number of shares which, when multiplied by the fair market value of a share of Stock at the beginning of the Option Period, produces a dollar amount of $10,000 or less for Option Periods commencing before March 1, 1996, or $12,500 or less for Option Periods commencing on and after March 1, 1996. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares than available under the Plan is otherwise insufficient.


SECTION 7.  PURCHASE PRICE

         The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value on any given day will mean the Closing Price of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). The "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the Board of Directors as to fair market value shall be final and binding.


SECTION 8.  EXERCISE OF OPTIONS

         Each Employee who is a Participant in the Plan on the last day of an Option Period will be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account will be applied to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter certificates for said shares will be issued and delivered to the Participant. In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the account shall be returned to the Participant; provided, however, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional shares will be issued hereunder.

         Notwithstanding anything herein to the contrary, BE Aerospace's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 9.  INTEREST

         No interest will be payable on withholding accounts.

SECTION 10.  CANCELLATION AND WITHDRAWAL

         A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the balance in his or her withholding account will be returned to him.

         A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have cancelled his or her Option.

         Any Participant who cancels an Option or terminates his or her payroll deduction authorization may as of the beginning of a subsequent Option Period again become a Participant in accordance with Section 4; provided, however, that any such Participant who is at the time subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), may not again become a Participant until at least six months have elapsed after the date on which he or she ceased to be a Participant.

SECTION 11.  TERMINATION OF EMPLOYMENT

         Subject to Section 12, upon the termination of a Participant's service with the Company for any reason, he or she will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed cancelled, the balance of his or her withholding account will be returned to him or her, and he or she will have no further rights under the Plan.

SECTION 12.  DEATH OF PARTICIPANT

         A Participant may file a written designation of beneficiary specifying who is to receive any Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant's Option upon his or her death, as provided in Section 10 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice. In the event of the death of a Participant and receipt by BE Aerospace of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, BE Aerospace will deliver to such beneficiary such Stock and/or cash to which the beneficiary is entitled under the Plan. Where the Participant has elected option (ii) above but there is no surviving designated beneficiary, BE Aerospace will deliver such Stock and/or cash to the executor or administrator of the estate of the Participant. No beneficiary will, prior to the death of the Participant by whom he or she has been designated, acquire any interest in any Stock or cash credited to the Participant under the Plan.


SECTION 13.  PARTICIPANT'S RIGHTS NOT TRANSFERABLE

         All Participants will have the same rights and privileges under the Plan. Each Participant's rights and privileges under any Option may be exercisable during his or her lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14.  EMPLOYMENT RIGHTS

         Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.

SECTION 15.  CHANGE IN CAPITALIZATION

         In the event of any change in the outstanding Stock of BE Aerospace by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted.

SECTION 16.  ADMINISTRATION OF PLAN

         The Plan will be administered by the Compensation Committee of the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee's determinations hereunder shall be final and binding.

SECTION 17.  AMENDMENT AND TERMINATION OF PLAN

         BE Aerospace reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders within twelve months before or after its adoption.

         The Plan shall terminate automatically following the end of the second Option Period beginning in 2003; provided, however, that the Board of Directors in its discretion may extend the Plan for one or more Option Periods. The Plan may be earlier suspended or terminated by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of outstanding

Options. The Plan will terminate in any case when all or substantially all the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18.  APPROVAL OF SHAREHOLDERS

         The Plan is subject to the approval of the shareholders of BE Aerospace, which approval was secured on August 11, 1994, which date was within twelve months after the date the Plan was adopted by the Board of Directors.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf the ____ day of _________, 1995.

                                                 BE AEROSPACE, INC.



                                                 By:
                                                    ----------------------------

                               BE AEROSPACE, INC.

                             2001 STOCK OPTION PLAN

1.       PURPOSE

         The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company through ownership of shares of Common Stock and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries. The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. The Plan permits the Committee to grant Stock Options that constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code. Any provision of the Plan or any Award Document inconsistent with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code shall be inoperative and shall not affect the validity of the Plan, such Award Document or any other provision thereof.

         The Plan is intended to replace the 1989 Option Plan (as defined below) and upon the Effective Date, no further option shall be granted under the 1989 Option Plan.

2.       DEFINITIONS AND RULES OF CONSTRUCTION

         (a) Definitions. For purposes of the Plan, the following terms shall be defined as follows:

                  "1989 Option Plan" means the Company's 1989 Stock Option Plan, as amended, which is intended to be replaced by the Plan.

                  "Administrator" means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

                  "Award Document" means a written document approved in accordance with Section 3 that sets forth the terms and conditions of the Stock Option granted to the Participant. An Award Document may be in written, electronic or other media and may be in the form of (i) an agreement between the Company that is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company that is executed by an officer on behalf of the Company but does not require the signature of the Participant.

                  "Board" means the Board of Directors of the Company, including any directors who may be Participants.

                  "Cause" means the termination of the Participant's employment or consulting engagement, as the case may be, as a result of "Cause" as such term or a similar term is defined in the employment agreement or consulting agreement applicable to the Participant. If there is no such employment agreement or consulting agreement or if such employment agreement or consulting agreement contains no such term, "Cause" means

         (A) an act or acts of dishonesty undertaken by such Participant, (B) persistent failure to perform the duties and obligations of such Participant, which failure is not remedied in a reasonable period of time after receipt of written notice from Employer, (C) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (D) use, sale or distribution of illegal drugs on the Employer's premises, (E) threatening, intimidating or coercing or harassing fellow employees, or (F) the conviction of such Participant of a felony.

                  "Change in Control" has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If no such employment agreement or consulting agreement or if such agreement or consulting agreement contains no such term, "Change in Control" means:

                  (i) Approval by the shareholders of the Company of (A) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                  (ii) Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Exchange Act of more than 50% of either the then outstanding shares of the Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or a Subsidiary, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (3) any employee benefit plan or the Company or a Subsidiary.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) promulgated thereunder from time to time.

                  "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Board shall be deemed a reference to the Committee.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company or such other class of share or other securities as may be applicable under Section 11(b) hereof.

                  "Company" means BE Aerospace, Inc., a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

                  "Consultant" means any person other than an Employee, including an advisor, who provides services to the Company, its parent or any Subsidiary, as applicable. The term Consultant also includes any member of the Board or on the board of directors of any Subsidiary.

                  "Effective Date" means the date set forth in Section 4 of the Plan.

                  "Eligible Individuals" means the Employees and Consultants.

                  "Employee" means any person employed by the Company, Company's parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave shall exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three months after such ninety (90) day leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a director nor payment of a director's fee by the Company or a Subsidiary shall be sufficient to constitute "employment" by the Company or a Subsidiary.

                  "Employer" means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee or engages the services of a Consultant, as the case may be.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rulings and regulations promulgated thereunder from time to time.

                  "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock as reported on the composite tape for securities listed on the Nasdaq National Market ("NASDAQ"), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

                  "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

                  "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

                  "Participant" means an Eligible Individual to whom a Stock Option has been granted under the Plan.

                  "Plan" means this BE Aerospace, Inc. 2001 Stock Option Plan, as amended from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the applicable rulings and regulations promulgated thereunder from time to time.

                  "Stock Option" means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to the terms of the Plan.

                  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  "Substitute Option" means a Stock Option granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

                  (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan. In addition, it is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the granting of Stock Options, and the distribution of shares of Common Stock pursuant to the exercise of Stock Options, hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to
Section 13(g) hereof, grant Stock Options that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Participants under this Plan is not compromised.

3.       ADMINISTRATION

                  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members signed by a majority of the Committee members. The Committee shall have full power and authority, subject to the express provisions hereof:

                  (i) to select Participants from the Eligible Individuals;

                  (ii) to grant Stock Options in accordance with the Plan;

                  (iii) to determine the number of shares of Common Stock subject to each Stock Option;

                  (iv) to determine the terms and conditions of each Stock Option, including, without limitation, those related to vesting, forfeiture, payment and exercisability, whether a Stock Option is an Incentive Stock Option, and the effect, if any, of the termination of a Participant's status as an Employee or Consultant of the Company, its parent, or a Subsidiary, and including the authority to amend the terms and conditions of a Stock Option after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Stock Option;

                  (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Stock Options;

                  (vi) to construe and interpret any Award Document delivered under the Plan;

                  (vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

                  (viii) to vary the terms of Stock Options to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

                  (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

                  (x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

                  (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan; and

                  (xii) subject to Section 12, both generally and in particular instances, to waive compliance by a Participant with any obligation to be performed by him or her under a Stock Option and to waive any condition or provision of a Stock Option and to amend or cancel any Stock Option (and if a Stock Option is cancelled, to grant a new Stock Option on such terms as the Board shall specify) (nothing in this
         Section 3(a)(xii) shall be construed as limiting the power of the Committee to make adjustments required by Sections 9 and 11).

                  (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan and to decide any questions and settle and controversies and disputes that may arise in connection with the Plan.

                  (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

                  (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to grant Stock Options to Eligible Individuals who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 12 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

                  (e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

                  (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.       EFFECTIVE DATE AND TERM

                  The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Stock Options conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Stock Options granted thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Stock Options be granted under the Plan after the tenth anniversary of the date of the Board's adoption of the Plan.

5.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

                  (a) Basic Limitation. Subject to adjustment as provided in
Section 11 hereof, the aggregate number of shares of Common Stock that may be issued pursuant to exercise of Stock Options under the Plan shall not exceed 650,000 shares plus any shares that are available for issuance or that become available for issuance under the 1989 Option Plan (the "Plan Limit"). The number of shares of Common Stock allocable to Substitute Options shall not count against the Plan Limit.

                  (b) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, the maximum aggregate number of shares of Common Stock that may be subject to Stock Options granted to any Eligible Individual in any fiscal year of the Company shall equal 350,000 shares plus any shares that were available under this Section 5(b) for Stock Options to such Eligible Individual in any prior fiscal year but which were not issued to such Eligible Individual. Anything to the contrary in Sections 5(a) or 5(c) notwithstanding, the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 650,000 shares (subject to adjustment pursuant to Section 11).

                  (c) Additional Shares. In the event that any outstanding Stock Option for any reason expires or is cancelled or otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such Stock Option shall again be available for purposes of the Plan. In addition, the number of shares of Common Stock tendered to pay the exercise price of a Stock Option or to satisfy a Participant's tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Stock Options.

                  (d) Shares to be Issued. Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof. No fractional shares of Common Stock shall be issued under the Plan.

6.       ELIGIBLE INDIVIDUALS

                  Stock Options may be granted by the Committee to Eligible Individuals who, in the opinion of the Committee, are in the position to make a significant contribution to the success of the Company or its Subsidiaries; provided, however, that Consultants shall not be eligible to receive Incentive Stock Options. An individual's status as an Administrator shall not, by itself, affect his or her eligibility to participate in the Plan.

7.       TERMS AND CONDITIONS OF STOCK OPTIONS

                  (a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option is granted the right to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 7(c) below. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Except as expressly provided with respect to a specified Stock Option grant, no Stock Option granted pursuant to the Plan shall be an Incentive Stock Option. The Committee shall fix the vesting and exercisability conditions applicable to a Stock Option. Stock Options may be granted in combination with, in replacement for, or as alternatives to grants of rights under the Plan or any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan.

                  (b) Terms Set Forth in Award Document. The terms and conditions of a Stock Option shall be set forth in an Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Stock Option. Except as provided in Section 7 hereof, the vesting, exercisability, payment and other restrictions applicable to a Stock Option (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the terms and conditions set forth in the Award Document, the Committee may accelerate the date on which any Stock Option first becomes exercisable.

                  (c) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided that, subject to Section 7(e), the exercise price per share of Common Stock under a Stock Option shall be equal to at least 100% of the Fair Market Value on the date of grant of the shares of Common Stock subject to the Stock Option. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Option may be less than the Fair Market Value per share on the date of award, provided that the excess of:

                  (i) the aggregate Fair Market Value (as of the date such Substitute Option is granted) of the shares of Common Stock subject to the Substitute Option, over

                  (ii) the aggregate exercise price thereof, does not exceed the excess of:

                  (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Option, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

                  (iv) the aggregate exercise price of such shares.

                  (d) Option Term. The term of each Stock Option shall be fixed by the Committee and, subject to Sections 3(a)(viii) and 7(e) hereof, shall not exceed ten years from the date of grant.

                  (e) Incentive Stock Options. Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Stock Option with respect to such shares is granted.

                  (f) Exercisability of Stock Option. Unless the Committee at the time of grant otherwise specifies in the case of a particular Stock Option and except as provided in Sections 9 and 11(c) hereof, a Stock Option shall be exercisable from and after the date of grant for 25% of the total number of shares of Common Stock subject to the Stock Option, and shall become exercisable for an additional 25% of the total number of shares subject to the Stock Option on each of the first, second and third anniversaries of the date of grant. If the number of shares of Common Stock for which the Stock Option is exercisable at any time in accordance with this Section 7(f) includes a fractional share, the number of shares of which the Stock Option is then exercisable shall be rounded to the nearest whole share. Notwithstanding the foregoing, in the case of a Stock Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Stock Option may be exercised.

8.       EXERCISE OF STOCK OPTIONS

                  (a) Method of Exercise. Any exercise of a Stock Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full as specified below in Section 8(b) for the number of shares of Common Stock for which the Stock Option is exercised. If a Stock Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option has been transferred by the Participant's will or the applicable laws of descent and distribution or pursuant to Section 10(a), the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Stock Option.

                  (b) Payment for and Delivery of Stock. Common Stock purchased under the Plan shall be paid for as follows: (i) in cash or by personal check, certified check, bank draft, money order or wire transfer payable to the order of the Company or (ii) if so permitted by the Committee (which, in the case of an Incentive Stock Option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Common Stock (which, in the case of Common Stock acquired from the Company, shall have been held for at least six months) having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (B) by having the Company hold back from the shares transferred upon exercise Common Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment.

9.       TERMINATION, DEATH, DISABILITY OF PARTICIPANT

                  (a) Termination as Employee or Consultant.

                  (i) If a Participant ceases to be an Employee or Consultant for any reason other than death, disability or for Cause, the Participant may exercise his or her Stock Option within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of cessation of service. The date of a Participant's cessation of service as an Employee or Consultant for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Stock Option shall remain exercisable for three (3) months following the Participant's cessation of service as an Employee or Consultant (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of cessation of service and then terminate, unless otherwise provided in this Plan. Notwithstanding the foregoing, if a Participant ceases to be an Employee for any reason other than death, disability or for Cause,
         (A) and such Participant has been employed by the Company or any Subsidiary for a period of ten years or more, or (B) the Participant ceases to be an Employee by virtue of becoming an employee of an entity that was spun-out of the Company (or similar corporate transaction), each Stock Option held by the Participant immediately prior to ceasing to be an Employee shall remain exercisable, to the extent it was exercisable on the date such Participant ceases to be an Employee, until the expiration of the term of such Stock Option; provided, however, that if the Committee determines in good faith that the Participant has engaged in conduct that is harmful to the Company either in the course of such employee's employment or subsequently or in connection with the termination of employment, then each Stock Option held by the Participant shall terminate forthwith; and provided further that the Board may provide in any Award Document that upon such Participant's cessation of service as an Employee for any reason other than death, disability or for Cause, regardless of the number of years such Participant has been employed, each Stock Option held by the Participant immediately prior to such employment termination may be exercised, to the extent it was exercisable on the date the Participant ceased to be an Employee, at any time during the three-month period commencing on the date the Participant ceases to be an Employee (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document).

                  (ii) In the event that a Participant ceases to be an Employee or Consultant for Cause, each Stock Option held by such Participant immediately prior to such cessation of service shall terminate forthwith. If, on the date of cessation of service, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall revert to the Plan. If, after cessation of service, the Participant does not exercise the vested portion of his or her Stock Option within the period of time as is specified in the Award Document (or this Plan, if not specified in the Award Document), the shares covered by such vested portion of the Stock Option shall revert to the Plan.

                  (b) Disability of Participant. If a Participant ceases to be an Employee or Consultant as a result of the Participant's disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Stock Option within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent the Stock Option is vested on the date the Participant ceases to be an Employee or Consultant. In the absence of a specified period in the Award Document, the Stock Option shall remain exercisable during the period commencing on the date of cessation of service and ending on the first anniversary thereof. If, on the date of cessation of service, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall revert to the Plan unless otherwise provided in the Award Document. If, after the Participant's cessation of service, the Participant does not exercise the vested portion of his or her Stock Option within the period of time specified above, the shares covered by such vested portion of the Stock Option shall revert to the Plan.

                  (c) Death of Participant. If a Participant dies while an Employee or Consultant, the Stock Option may be exercised within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent the Stock Option is vested on the date of death. In the absence of a specified period in the Award Document, the Stock Option shall remain exercisable during the period commencing on the death of the Participant and ending on the third anniversary of the death of the Participant (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of death. The Stock Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Stock Option under the Participant's will or the laws of descent or distribution or pursuant to Section 10 hereof. If, at the time of death, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall immediately revert to the Plan unless otherwise provided in the Award Document. If, after the Participant's death, the vested portion of the Stock Option is not exercised within the period specified above, the shares covered by such vested portion of the Stock Option shall revert to the Plan.

10.      CERTAIN RESTRICTIONS

                  (a) Transfers. No Option shall be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify in its sole discretion, permit the transfer of an Option (i) to a Participant's family members, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of NASDAQ or any other national securities exchange on which the Common Stock is listed.

                  (b) Exercise. During the lifetime of the Participant, a Stock Option shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option has been transferred in accordance with Section 10(a). After the death of a Participant, a Stock Option may be exercisable by that Participant's personal representatives, heirs or legatees.

11.      RECAPITALIZATION AND CORPORATE TRANSACTIONS

                  (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(c) above, may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Stock Options and the number and kind of shares subject to any outstanding Stock Option and the purchase price per share, if any, under any outstanding Stock Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Stock

Options. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Stock Options shall be subject to the same vesting schedule and restrictions to which the underlying Stock Option is subject.

                  (c) Change in Control. Except as otherwise specified in the applicable Award Document or in a Participant's employment agreement, in the event of a Change in Control, the Board or the Committee shall provide, in its discretion, for either of the following:

                  (i) the Participant to be fully vested in and have the right to exercise the Stock Option as to all of the Common Stock, including shares as to which he would not otherwise be vested or exercisable; or

                  (ii) each outstanding Stock Option to be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

If a Stock Option becomes fully vested and exercisable pursuant to this Section 11(c), then the Committee shall notify the Participant in writing or electronically of the change in the Stock Option and that the Stock Option shall terminate twenty (20) days from the date of such notice (to the extent applicable). For the purposes of this Section 11(c), the Stock Option shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Stock Option, for each share of Common Stock subject to the Stock Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Option, for each share of Common Stock subject to the Stock Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

                  (d) Substitute Options. The Committee may grant Substitute Options under the Plan in substitution for options held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of the Company or a Subsidiary as the result of a merger or consolidation of that corporation with the Company or a Subsidiary, or as the result of the acquisition by the Company or a Subsidiary of property or stock of that corporation. The Company may direct that Substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

12.      AMENDMENTS; TERMINATION

                  The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options; provided, however, that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the shareholders of the Company if such stockholder approval is required by then current law, (a) increase the maximum number of shares available under the Plan,
(b) change the definition of Eligible Individuals or otherwise change the eligibility requirements for participating in the Plan, (c) decrease the Exercise Price at which Incentive Stock Options may be granted, (d) extend the time within which Stock Options may be granted, (e) alter the Plan in any manner that would disqualify the status of Incentive Stock Options granted under the Plan, (f) amend the provisions of this Section 12, and no such amendment shall adversely affect the rights of any participant (without his or her consent) under any Stock Option previously granted; and provided further that no such amendment shall reduce the exercise price of any Stock Option previously granted hereunder. Notwithstanding any provision herein or in any Award Document to the contrary, the Board or the Committee shall have the broad authority to amend the Plan or any Stock Option under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13.      MISCELLANEOUS PROVISIONS

                  (a) Tax Withholding. If the Employer shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of shares of Common Stock pursuant to the exercise of a Stock Option, the Employer shall be entitled to deduct and to withhold such amount from any cash payments to be made to the Participant. In any event, the Participant shall either (i) make available to the Employer, promptly when requested by the Employer, sufficient funds or, if the Committee so provides, shares of Common Stock (valued at Fair Market Value as of the date the withholding tax obligation arises (the "Tax Date")), to meet the requirements of such withholding, or (ii) unless disallowed by the Committee, irrevocably authorize the Employer to withhold from the shares of Common Stock otherwise issuable to the Participant as a result of such exercise a number of shares of Common Stock having a Fair Market Value as of the Tax Date which alone, or when added to funds paid or shares of Common Stock delivered to the Company by the Participant, equal to the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds or shares of Common Stock made available to the Employer out of any funds or property due or to become due to the Participant. A Participant's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Committee. The Committee may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Stock Option.

                  (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Stock Options under the Plan or any other benefit plan of the Company or to adopt other plans or arrangements under which Common Stock may be issued. Nothing in the Plan or in any Stock Option or Award Document shall confer upon any Employee any right to continued employment with Employer or interfere in any way with the right of Employer to terminate the employment of any of its employees at any time, with or without cause.

                  (c) Rights of Stockholder. A Participant shall not have the rights of a shareholder with regard to Stock Options under the Plan except as to Common Stock actually received by the Participant under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date except as provided in Section 11(b).

                  (d) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer's other compensation and benefit plans and programs.

                  (e) Other Employee Benefit Plans. Payments received by a Participant under any Stock Option made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

                  (f) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Stock Option, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

                  (g) Securities Law Restrictions and Compliance with Law. The Committee may require each Participant purchasing or acquiring shares of Common Stock pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless (i) the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws, (ii) in the case that the outstanding Common Stock is at the time listed on any stock exchange, the shares of Common Stock to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Notwithstanding any provision of the Plan or any Award Document to the contrary, no Stock Option shall be granted or exercised at any time when such Stock Option or the granting or exercise thereof or payment therefore may result in the violation of any law or governmental order or regulation.

                  (h) Compliance with Section 16(b) of Exchange Act. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

                  (i) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

                  (j) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

                  (k) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Stock Options will be used for general corporate purposes.

                  (l) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise pursuant to the terms of any deferred compensation plan maintained by the Company.

                  (m) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.

                               BE AEROSPACE, INC.

                             2001 STOCK OPTION PLAN

                                                                           PROXY
                                ANNUAL MEETING OF
                               BE AEROSPACE, INC.

                                 AUGUST 26, 2002

      The undersigned hereby constitutes and appoints Messrs. Thomas P. McCaffrey and Edmund J. Moriarty, or either of them, with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of BE Aerospace, Inc. (the "Company") to be held on August 26, 2002 in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m., and at any adjournments thereof (the "Meeting"), upon and with respect to the number of shares of Common Stock, par value $0.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned hereby instructs such proxies, or their substitutes, to vote on those matters appearing on the reverse side hereof as specified by the undersigned and in such manner as they may determine on any other matter which may come before the Meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided on the reverse side hereof, this Proxy will be voted FOR both nominees for Director, a vote FOR proposals 2 and 3 and a vote AGAINST proposal 4 and in the discretion of the named proxies as to any other matter that may properly come before the Meeting.

                  (Continued and to be signed on reverse side)
                                                               -----------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                               -----------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               BE AEROSPACE, INC.

                                 August 26, 2002

               * Please Detach and Mail in the Envelope Provided *


[X| Please mark your votes as in this example.

         The Board unanimously recommends a vote FOR Proposals 1,2 and 3

                                                                    WITHHOLD
                                                                   AUTHORITY
                                                    FOR             TO VOTE
                                                    ALL             FOR ALL
                                                  NOMINEES          NOMINEES
                                                   LISTED            LISTED
                                                   BELOW             BELOW      *EXCEPTIONS
1. Election of two Class II Directors               [ ]               [ ]           [ ]

   Nominees:  Robert J. Khoury, Jonathan M. Schofield

   (INSTRUCTIONS: To withhold authority to vote for any nominee(s) mark the "Exceptions" box and write that nominee's name in the space provided below).

   *Exceptions:
               -----------------------------------------------------------------

                                                                                      FOR            AGAINST          ABSTAIN
2. Proposal to amend the 2001 Stock Option Plan.                                      [ ]              [ ]              [ ]

                                                                                      FOR            AGAINST          ABSTAIN
3. Proposal to amend the 1994 Employee Stock Purchase Plan.                           [ ]              [ ]              [ ]

The Board unanimously recommends a vote AGAINST Proposal 4.
                                                                                      FOR            AGAINST          ABSTAIN
4. Proposal to adopt the MacBride Principles.                                         [ ]              [ ]              [ ]

To change your address, please mark this box [ ]

To include any comments, please mark this box [ ]

Signature:  _______________  Date: ______ Signature:  _______________  Date: ______ Please sign as name appears hereon.
When signing as attorney, executor, administrator, or guardian, please give your full title as such. Each